EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form S-1A of Accelerated Acquisitions V, Inc., of our report dated March 30, 2010 on our audit of the financial statements of Accelerated Acquisitions V, Inc. as of December 31, 2009 and 2008 and the related statements of operation, stockholders’ deficiency and cash flow for the years then ended.

We further consent to the reference to our firm under the caption “Experts” appearing in the Prospectus of such Registration Statement.

/s/ Paritz  &  Company,  P.A.
Paritz  &  Company,  P.A.
Hackensack,  New  Jersey
October  25,  2010